UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                       October 29, 1997 (October 14, 1997)
                       -----------------------------------


                             OUTLOOK INCOME FUND 9,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


    California                  0-15837              33-0202964
   (State or other          (Commission             (IRS Employer
   jurisdiction of           File Number)           I.D. Number)
   incorporation)


        400 South El Camino Real, Suite 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (415) 343-9300
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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On October 14, 1997, Outlook Income Fund 9, a California Limited Partnership ("the Partnership"), sold the Country Suites by Carlson - Tempe property, a 139 suite hotel located at 1660 West Elliott Road in Tempe, Arizona, for $6,400,000 to Wall - Norm, LLC. The owners of Wall - Norm, LLC consist of a former director of Glenborough Corporation, the general partner of the Partnership, and the president of Glenborough Hotel Group, an affiliate of Glenborough Corporation. The proceeds from the sale were used to payoff the loan secured by the property of approximately $4,316,000, including related interest, and other closing costs. The remaining net proceeds of $2,068,000 were added to the Partnership's reserves and are expected to be distributed upon dissolution of the Partnership prior to year end.

Item 7.       FINANCIAL STATEMENTS

(a) & (b)         FINANCIAL STATEMENTS

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by Item 7 (b)
(1) of Form 8-K. In accordance with Item 7 (a) (4) of Form 8-K, the Registrant will file such financial statements by incorporation into it's September 30, 1997 Form 10-Q to be filed no later than November 14, 1997.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              OUTLOOK INCOME FUND 9,
                                              A CALIFORNIA LIMITED PARTNERSHIP


                                     By:      Glenborough Corporation,
                                              a California corporation
                                              Its Managing General Partner



Date:  October 29, 1997              By:     /s/ Terri Garnick
                                             --------------------
                                             Terri Garnick
                                             Chief Financial Officer



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